UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2018

RAIT Financial Trust

(Exact name of registrant as specified in its charter)

Maryland	1-14760	23-2919819
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Logan Square, 100 N. 18th St., 23rd Floor, Philadelphia, Pennsylvania	19103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:            (215) 207-2100

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2018 (the “Signing Date”), a Settlement Agreement and General Release (the “Settlement Agreement”; all capitalized terms used herein but not defined herein shall have the meanings ascribed to such terms in the Settlement Agreement) was entered into by and between Claimant Scott Davidson (“Mr. Davidson”) and Respondents RAIT Financial Trust (“RAIT”), Michael Malter, Frank A. Farnesi, Justin P. Klein, Jon C. Sarkisian, Murray Stempel III, Andrew M. Batinovich, S. Kristin Kim, Nancy Jo Kuenstner, Andrew M. Silberstein and Thomas Wren.

As previously reported, Mr. Davidson is RAIT’s former Chief Executive Officer and President whose employment with RAIT ended February 28, 2018 and who filed for arbitration (the “Arbitration”) on May 16, 2018 against RAIT and on June 14, 2018 against named current and former Trustees of RAIT for RAIT’s alleged non-payment of post-resignation compensation which Mr. Davidson claimed he was entitled to under his employment contract with RAIT, among other claims. Mr. Davidson alleged that the value of his claim was $8,443,807.59. The Settlement Agreement is intended by the Parties to resolve any and all claims arising out of Mr. Davidson’s employment with RAIT and separation therefrom.

The Settlement Agreement includes the following terms and conditions, among others:

•

A general release by Mr. Davidson of Respondents for any Claims, including, without limitation any and all Claims arising from, involving, or relating to the subject matter of the Arbitration, and a release, subject to defined exceptions, by Respondents of Mr. Davidson for any Claims actually known as of the Signing Date by any of the individuals currently serving as RAIT officers listed in the Settlement Agreement. These releases are effective immediately upon receipt of the Settlement Amount by Mr. Davidson and Mr. Davidson’s counsel. Mr. Davidson represents that he will cause the Arbitration to be dismissed within five days of the date of receipt of the Settlement Amount.

•

Within twenty days of the Signing Date, Respondents will cause to be delivered to Mr. Davidson and counsel for Mr. Davidson payment totaling $1,825,000 (the “Settlement Amount”) allocated as follows: (a) $1,605,000.00, less applicable withholdings, payable to Mr. Davidson, and (b) $220,000 payable to Mr. Davidson’s counsel.

The foregoing description of the Settlement Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Settlement Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    Mr. Davidson is a “named executive officer” (as defined in instruction 4 to Item 5.02 of Form 8-K) of RAIT. The disclosure above in Item 1.01 with respect to the amounts payable to Mr. Davidson pursuant to the Settlement Agreement is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Settlement Agreement and General Release signed December 21, 2018 by and between claimant Scott Davidson and respondents RAIT Financial Trust, Michael Malter, Frank A. Farnesi, Justin P. Klein, Jon C. Sarkisian, Murray Stempel III, Andrew M. Batinovich, S. Kristin Kim, Nancy Jo Kuenstner, Andrew M. Silberstein and Thomas Wren.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAIT Financial Trust

December 28, 2018	By:	/s/ John J. Reyle
Name: John J. Reyle
Title: Chief Executive Officer, President and General Counsel